                            LANDMARK BANCSHARES, INC.
           Consolidated Statements of Financial Condition (unaudited)

                                                                                         June 30, 2001      September 30, 2000
                                                                                         -------------      ------------------
ASSETS
Cash and due from banks:
     Non-interest bearing                                                                $    1,054,410     $    1,335,431
     Interest bearing                                                                         7,382,825          3,754,540
                                                                                         --------------     ------------------
     Total cash and due from banks                                                            8,437,235          5,089,971
Time deposits in other financial institutions                                                   234,957            281,771
Investment securities held-to-maturity                                                                0         28,666,885
Investment securities available-for-sale                                                     25,931,028          9,587,607
Mortgage-backed securities held-to-maturity                                                           0         10,112,018
Mortgage-backed securities available-for-sale                                                17,867,936                  0
Loans receivable, net                                                                       148,074,477        182,659,647
Loans held-for-sale                                                                           3,251,014          8,854,493
Accrued income receivable                                                                     1,414,111          1,641,904
Foreclosed assets, net                                                                          665,622            170,724
Office properties and equipment, net                                                          1,479,941          1,635,170
Prepaid expenses and other assets                                                             2,417,180          1,666,882
Income taxes receivable, current                                                                      0             99,217
Deferred income taxes                                                                                 0            209,686
                                                                                         --------------     ------------------
          TOTAL ASSETS                                                                   $  209,773,501     $  250,675,975
                                                                                         ==============     ==================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:

     Deposits                                                                            $  153,021,402     $  165,325,440
     Advances and other borrowings from
       Federal Home Loan Bank                                                                26,000,000         57,000,000
     Advances from borrowers for taxes and insurance                                          1,285,450          2,337,045
     Accrued expenses and other liabilities                                                   3,774,956          2,351,486
     Income taxes:
       Current                                                                                   45,792                  0
       Deferred                                                                                 235,708
                                                                                         --------------     ------------------
           TOTAL LIABILITIES                                                                184,363,308        227,013,971
                                                                                         --------------     ------------------
Stockholders' Equity:
     Preferred Stock, no par value;  5,000,000 shares
       authorized;  none issued
     Common Stock, $0.10 par value; 10,000,000 shares
       authorized; 2,281,312 shares issued                                                      228,131            228,131
     Additional paid-in capital                                                              22,393,181         22,475,208
     Retained income, substantially restricted                                               25,398,269         24,022,616
     Accumulated other comprehensive income (loss)                                              614,623           (110,594)
     Unamortized stock acquired by Employee Stock
     Ownership Plan                                                                            (418,963)          (418,963)
     Treasury Stock, at cost, 1,188,874 shares at June 30, 2001 and 1,173,938
       shares at September 30, 2000                                                         (22,805,048)       (22,534,394)
                                                                                         --------------     ------------------
          Total Stockholders' Equity                                                         25,410,193         23,662,004
                                                                                         --------------     ------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $  209,773,501     $  250,675,975
                                                                                         ==============     ==================

                            LANDMARK BANCSHARES, INC.
                        Consolidated Statements of Income

                                                          Three Months Ended June 30       Nine Months Ended June 30
                                                              2001             2000          2001            2000
                                                                   (unaudited)                    (unaudited)
INTEREST INCOME
     Interest on loans                                    $  3,228,067    $  3,719,836   $ 10,613,492    $ 10,896,544
     Interest and dividends on investment securities           459,273         650,542      1,497,215       2,012,797
     Interest on mortgage-backed securities                    404,837         188,764        734,649         586,206
                                                          ------------    ------------   ------------    ------------
          Total interest income                              4,092,177       4,559,142     12,845,356      13,495,547
                                                          ------------    ------------   ------------    ------------

INTEREST EXPENSE
     Deposits                                                1,932,182       1,788,288      6,049,640       5,440,149
     Borrowed funds                                            422,404       1,068,290      1,826,158       2,729,216
                                                          ------------    ------------   ------------    ------------
          Total interest expense                             2,354,586       2,856,578      7,875,798       8,169,365
                                                          ------------    ------------   ------------    ------------

          Net interest income                                1,737,591       1,702,564      4,969,558       5,326,182

PROVISION FOR LOSSES ON LOANS                                   15,000         135,000        105,000         365,000
                                                          ------------    ------------   ------------    ------------
     Net interest income after provision for losses          1,722,591       1,567,564      4,864,558       4,961,182
                                                          ------------    ------------   ------------    ------------
NON-INTEREST INCOME
     Service charges and late fees                             107,526         118,299        340,406         336,591
     Net gain on sale of trading investments                         0               0         43,618               0
     Net gain on sale of available-for-sale investments        283,290          12,352        453,701          55,635
     Net gain on sale of loans                                 197,120          41,478        575,891         133,691
     Service fees on loans sold                                 (7,274)         11,406          8,538          52,454
     Other income                                               26,226          67,816         77,676         123,780
                                                          ------------    ------------   ------------    ------------
          Total non-interest income                            606,888         251,351      1,499,830         702,151
                                                          ------------    ------------   ------------    ------------

NON-INTEREST EXPENSE
     Compensation and related expenses                         613,891         565,114      1,878,837       1,704,996
     Occupancy expense                                          62,472          68,341        195,157         193,140
     Advertising                                                14,005          20,774         52,946          75,308
     Federal insurance premium                                  26,472          12,407         75,766          83,387
     Loss (gain) from real estate operations                     2,657          24,444         10,572          29,957
     Data processing                                            34,669          32,657        110,775         132,914
     Other expense                                             255,970         243,113        755,101         774,265
                                                          ------------    ------------   ------------    ------------
          Total non-interest expense                         1,010,136         966,850      3,079,154       2,993,967
                                                          ------------    ------------   ------------    ------------
     Income before income taxes and cumulative
       effect on prior years of accounting change            1,319,343         852,065      3,285,234       2,669,366

INCOME TAXES EXPENSES                                          488,250         340,600      1,220,794       1,066,900
                                                          ------------    ------------   ------------    ------------
     Net income before cumulative effect
       on prior years of accounting change                     831,093         511,465      2,064,440       1,602,466

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS,
       NET OF INCOME TAX BENEFIT OF $125,144                         0               0       (214,553)              0
                                                          ------------    ------------   ------------    ------------
          Net income                                      $    831,093    $    511,465   $  1,849,887    $  1,602,466
                                                          ============    ============   ============    ============

                            LANDMARK BANCSHARES, INC.
                        Consolidated Statements of Income
                                    Continued

                                                                  Three Months Ended June 30      Nine Months Ended June 30
                                                                    2001             2000           2001             2000
                                                                         (unaudited)                      (unaudited)
                                                                  --------------------------      -------------------------

Basic earnings per share
------------------------
Earnings before cumulative effect of change in
  accounting for derivative financial instruments                       $0.79           $0.46         $1.95          $1.48
Cumulative effect of change in accounting for
  derivative financial instruments                                      $0.00           $0.00        ($0.20)         $0.00
                                                                 -------------    ------------    ----------       --------
              Net income                                                $0.79           $0.46         $1.75          $1.48
                                                                 =============    ============    ==========       ========
Diluted earnings per share
--------------------------
Earnings before cumulative effect of change in
  accounting for derivative financial instruments                       $0.73           $0.44         $1.81          $1.37
Cumulative effect of change in accounting for
  derivative financial instruments                                      $0.00           $0.00        ($0.18)         $0.00
                                                                 -------------    ------------    ----------       --------
              Net income                                                $0.73           $0.44         $1.63          $1.37
                                                                 =============    ============    ==========       ========

Dividends per share                                                     $0.15           $0.15         $0.45          $0.45
-------------------

                            LANDMARK BANCSHARES, INC.
                 Consolidated Statements of Comprehensive Income

                                                       Three Months Ended                 Nine Months Ended
                                                            June 30                           June 30
                                                     2001             2000              2001            2000
                                                  (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
                                                  -----------      ----------       -----------      -----------
Net income                                        $  831,093       $  511,465       $ 1,849,887      $ 1,602,466
                                                  -----------      ----------       -----------      -----------
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities:
   Cumulative effect of change in accounting
     for financial instruments                             0                0          (719,863)               0
   Unrealized holding gains (losses) arising
     during the period                               168,240           83,523         1,758,391         (239,485)
   Less: reclassification adjustment for gains
     included in net income                         (178,473)          (7,411)         (313,311)         (33,381)
                                                  -----------      ----------       -----------      -----------
Total other comprehensive income                     (10,233)          76,112           725,217         (272,866)
                                                  -----------      ----------       -----------      -----------
Comprehensive income                              $  820,860       $  587,577       $ 2,575,104      $ 1,329,600
                                                  ===========      ==========       ===========      ===========

                            LANDMARK BANCSHARES, INC.
                      Consolidated Statements of Cash Flows

                                                                                 Nine Months Ended     June 30
                                                                                        2001            2000
                                                                                     (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                    $  1,849,887    $  1,602,464
     Adjustments to reconcile net income to net cash
        provided (used) by operating activities:
          Cumulative effect of change in accounting for financial instruments           214,553               0
          Amortization of mortgage servicing rights                                    (229,450)              0
          Depreciation                                                                  158,443         173,676
          Realized gain on sale of investment securities available-for-sale            (453,701)        (55,635)
          Decrease (increase) in accrued interest receivable                            219,436             402
          Increase (decrease) in income taxes                                           590,405         (10,653)
          Increase (decrease) in accounts payable and accrued expenses                1,448,680        (656,969)
          Amortization of premiums and discounts on investments and loans, net          (48,087)        (14,816)
          Provision for losses on loans and investments                                 105,000         365,000
          Net change in trading securities                                            9,642,188               0
          Other non-cash items, net                                                    (429,962)         (2,808)
          Sale of loans held-for-sale                                                28,225,069       6,820,415
          Gain on sale of loans held-for-sale                                          (575,891)       (133,691)
          Origination of loans held-for-sale                                        (22,029,418)     (5,533,026)
          Purchase of loans held-for-sale                                               (36,000)       (771,400)
                                                                                   ------------    ------------

Net cash provided by operating activities                                          $ 18,651,152    $  1,782,959
                                                                                   ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Loan originations and principal collections, net                              $ 17,699,407    $  1,220,212
     Loans purchased for investment                                                  (1,809,650)    (13,224,384)
     Principal repayments on mortgage-backed securities                                       0       2,507,729
     Principal repayments on available-for-sale mortgage-backed securities            3,652,490               0
     Acquisition of investment securities available-for-sale                         (6,610,000)       (675,000)
     Proceeds from sale of investment securities available-for-sale                  16,527,335       3,177,693
     Proceeds from maturities or calls of investment securities held to maturity              0         200,000
     Net (increase) decrease in time deposits                                            56,834               0
     Proceeds from sale of foreclosed assets                                            280,850         263,936
     Acquisition of fixed assets                                                         (3,214)        (92,382)
                                                                                   ------------    ------------

Net cash provided (used) by investing activities                                   $ 29,794,052    $ (6,622,196)
                                                                                   ------------    ------------

                            LANDMARK BANCSHARES, INC.
                      Consolidated Statements of Cash Flows
                                   (Continued)

                                                                           Nine Months Ended    June 30
                                                                                  2001            2000
                                                                              (unaudited)      (unaudited)
                                                                           ----------------- --------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase (decrease) in deposits                                    $ (12,304,038)   $ (10,084,976)
     Net increase (decrease) in escrow accounts                                (1,049,012)        (447,313)
     Proceeds from FHLB advances and other borrowings                         203,000,000      130,500,000
     Repayment of FHLB advances and other borrowings                         (234,000,000)    (115,500,000)
     Purchase of treasury stock                                                  (270,654)         514,503
     Dividends paid                                                              (474,236)        (486,912)
                                                                            -------------    -------------

Net cash provided (used) by financing activities                              (45,097,940)       4,495,302
                                                                            -------------    -------------

Net increase (decrease) in cash and cash equivalents                            3,347,264         (343,935)

Cash and cash equivalents at beginning of period                                5,089,971        5,975,730
                                                                            -------------    -------------

Cash and cash equivalents at end of period                                  $   8,437,235    $   5,631,795
                                                                            =============    =============

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
         Interest on deposits, advances, and other borrowings               $   8,262,790    $   8,559,182
         Income taxes                                                           1,132,640          930,390
     Transfers from loans to real estate acquired through foreclosure             870,799          520,782
     Exchanged loans receivable for mortgage-backed securities                 17,945,036                0
     Cumulative effect of change in accounting for financial investments:
        Transfer of held-to-maturity securities to trading investments          9,642,188                0
        Transfer of held-to-maturity securities to available-for-sale          27,657,273                0

                            LANDMARK BANCSHARES, INC.
                         PART I - FINANCIAL INFORMATION
                         ITEM 1. - FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

The accompanying unaudited financial statements were prepared in accordance with the requirements for interim financial statements contained in SEC regulation S-X and, accordingly, do not include all information and disclosures necessary to present financial condition, results of operations and cash flows of Landmark Bancshares, Inc. (the "Company") and its wholly-owned subsidiary Landmark Federal Savings Bank (the "Bank") in conformity with generally accepted accounting principles. However, all normal recurring adjustments have been made which, in the opinion of management, are necessary for the fair presentation of the financial statements.

The results of operation for the three and nine months ended June 30, 2001 are not necessarily indicative of the results which may be expected for the fiscal year ending September 30, 2001, or an other future interim period.

2.       LIQUIDATION ACCOUNT

On March 28, 1994, the Bank segregated and restricted $15,144,357 of retained earnings in a liquidation account for the benefit of eligible savings account holders who continue to maintain their accounts at the bank after the conversion of the bank from mutual to stock form. In the event of a complete liquidation of the Bank, and only in such event, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted balances of all qualifying deposits then held. The liquidation account will be reduced annually at September 30th to the extent that eligible account holders have reduced their qualifying deposits.

3.       INVESTMENTS AND MORTGAGE - BACKED SECURITIES

A summary of the Bank's carrying values of investments and mortgage - backed securities as of June 30, 2001 and September 30, 2000, is as follows:

                                           June 30, 2001      September 30,2000
                                           -------------      -----------------
Investment Securities:
  Held to maturity:
     Government Agency Securities            $         0          $27,481,885
     Municipal Obligations                             0            1,185,000
     Other                                             0                    0
                                             -----------          -----------
                                             $         0          $28,666,885
                                             ===========          ===========
  Available for sale:
     Common Stock                              9,515,693            3,643,607
     Stock in Federal Home Loan Bank           3,785,000            3,800,000
     Government Agency Securities             11,457,490                    0
     Municipal Obligations                     1,013,720                    0
     Other                                       159,125            2,144,000
                                             -----------          -----------
                                             $25,931,028          $ 9,587,607
                                             ===========          ===========
Mortgage - Backed Securities:
  Held to Maturity:
     FNMA - Arms                                       0            4,985,758
     FHLMC - Arms                                      0            1,461,099
     FHLMC - Fixed Rate                                0               49,505
     CMO Government Agency                             0            2,363,257
     CMO Private Issue                                 0              903,288
     FNMA - Fixed Rate                                 0              305,495
     GNMA - Fixed Rate                                 0               43,616
                                             -----------          -----------
                                             $         0          $10,112,018
                                             ===========          ===========

                                              June 30, 2001   September 30, 2000
  Available for sale:
     FNMA - Arms                                3,734,268                   0
     FHLMC - Arms                               1,232,502                   0
     FHLMC - Fixed Rate                        10,577,030                   0
     CMO Government Agency                      1,412,388                   0
     CMO Private Issue                            635,581                   0
     FNMA - Fixed Rate                            258,742                   0
     GNMA - Fixed Rate                             17,425                   0
                                              -----------       -------------
                                              $17,867,936       $           0
                                              ===========       =============

4.       LOAN RECEIVABLE, NET
A summary of the Bank's loans receivable at June 30, 2001 and September 30, 2000, is as follows:

                                                                           Accruing       Interest           Interest Should
                                           June 30                          Past 90       Collected         Have Been Collected
                                            2001         Non-Accrual*        Days        Non-Accrual***       Non-Accrual****
                                       --------------   -------------    -------------   ---------------   --------------------
Real Estate loans:
     Residential                        $112,768,982                        $ 49,194           $ 902               $   995
     Construction                          2,297,266
     Commercial                           10,248,412
     Second mortgage                       9,611,949
Commercial loans                           7,399,604
Consumer                                   7,213,063           4,076                                                    76
                                       --------------   -------------    -------------   ---------------   --------------------
     Gross loans                         149,539,276           4,076          49,194             902                 1,071
     Less: Net deferred loan fees,
          premiums and discounts             (56,200)
     Allowance for Loan Losses            (1,408,599)
                                       --------------   -------------    -------------   ---------------   --------------------
     Total loans, net                   $148,074,477       $   4,076        $ 49,194           $ 902               $ 1,071
                                       ==============   =============    =============   ===============   ====================

                                                                                  Accruing
                                               September 30                       Past 90
                                                  2000         Non-Accrual*         Days**
                                              --------------   -------------   ---------------
Real estate loans:
     Residential                               $147,514,858     $  661,810       $  313,729
     Construction                                   857,486
     Commercial                                   9,331,198
     Second mortgage                             10,403,434
Commercial loans                                  7,033,573
Consumer                                          9,050,233         75,645
                                              --------------   -------------   ---------------
     Gross loans                                184,190,782        737,455          313,729
     Less: Net deferred  loan fees,
          premiums and discounts                   (154,428)
     Allowance for Loan Losses                   (1,376,707)
                                              --------------   -------------   ---------------
     Total loans, net                          $182,659,647     $  737,455       $  313,729
                                              ==============   =============   ===============

The Company has no foreign loans, or loans defined as, "troubled debt restructurings" in Financial Accounting Standards No.15.

*    Loans accounted for on a non-accrual basis
** Accruing loans which are contractually past due 90 days or more as to principal or interest payments.
*** The amount of interest income on non-accrual loans that was included in income for the period.
**** The gross interest income that would have been recorded in the period if the loans had been current in accordance with the original terms and had been outstanding throughout the period or since origination, if held for part of the period.

A summary of the Bank's allowance for loan losses for the three and nine months ended June 30, 2001 and 2000, is as follows:

                                                   Three Months Ended                    Nine Months Ended
                                                        June 30                              June 30
                                                 2001              2000               2001               2000
                                            ----------------  ----------------   ----------------  -----------------
Balance Beginning                              $  1,410,591      $  1,424,205       $  1,376,707       $  1,317,676
Provisions Charged to Operations                     15,000           135,000            105,000            365,000
Loans Charged Off Net of Recoveries                 (16,992)          (13,443)           (73,108)          (136,914)
                                            ----------------  ----------------   ----------------  -----------------
Balance Ending                                 $  1,408,599      $  1,545,762       $  1,408,599       $  1,545,762
                                            ================  ================   ================  =================

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, the current level of non-performing assets and current economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible ot significant revision as more information becomes available.

The Bank has enjoyed a significant reduction in charged off loans, net of recoveries, from FYE September 30, 1999 to June 30, 2001.

                                        Nine Months       FYE           FYE
                                          June 30     September 30  September 30
                                           2001           2000          1999
                                       ------------  ------------- -------------
  Loans charged off Net of Recoveries     $73,108       $207,939      $604,077
                                       ============  ============= =============

The decrease is due to improvements in the asset quality of the consumer loan portfolio. Management, through its Asset Liability Committee, quarterly performs an analytical review of the loan provision to insure the allowance for loan loss is in compliance with policy. Based upon this analytical review and the improvement of the asset quality of the consumer loan portfolio, management has concluded the additions to the Allowance for Loan Losses account are adequate for the current fiscal year.

5.       FORECLOSED ASSETS - NET
Real Estate owned or in judgment and other repossessed property:

                                             June 30, 2001    September 30, 2000
                                             --------------   ------------------
     Real Estate Acquired by Foreclosure     $           0      $     130,000
     Real Estate Loans in Judgement and
       Subject to Redemption                       623,095             40,724
     Other Repossessed Assets                       42,527                  0
                                             -------------      -------------
     Total Foreclosed Assets - Net           $     665,622      $     170,724
                                             =============      =============

6.       FINANCIAL INSTRUMENTS

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers and to reduce its own exposure to fluctuations in interest rates. The financial instruments include commitments to extend credit and commitments to sell loans. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial condition. The contract, or notional amounts of those instruments, reflects the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for loan commitments is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

On June 30, 2001, the Bank had outstanding commitments to fund real estate loans of $2,292,051. Of the commitments outstanding, $2,017,801 were for fixed rate loans at rates of 6.850% to 9.500%. Commitments for adjustable rate loans amount to $274,250 with initial rates of 7.375% to 9.000%. Outstanding loan commitments to sell as of June 30, 2001 were $1,827,950. The Bank had outstanding commercial loan commitments of $2,385,000 with initial rates of 8.000% to 8.500%, at June 30, 2001.

7.      EARNINGS PER SHARE

Basic earnings per share (EPS) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (potential common stock) were exercised or converted to common stock. For periods presented potential common stock includes outstanding stock options and nonvested stock awarded under the management stock bonus plan.

Earnings per share for the three and nine months ended June 30, 2001 and 2000, were determined as follows:

           STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                       Basic          Earnings          Per          Share
                                                     ---------------------------------------------------------
                                                           Three months ended           Nine months ended
                                                               June 30                       June 30
                                                         2001            2000           2001          2000
                                                     ------------   -------------   ------------   -----------
Weighted average common shares outstanding
net of treasury shares                                  1,092,438       1,152,393      1,095,820     1,137,739
Average unallocated ESOP shares                           (35,015)        (48,703)       (38,437)      (52,125)
                                                     ------------   -------------   ------------   -----------
Weighted Average Shares for Basic EPS                   1,057,423       1,103,690      1,057,383     1,085,614
                                                     ============   =============   ============   ===========

Net Income before cumulative effect
of accounting change                                 $    831,093   $     511,465   $  2,064,440   $ 1,602,466
                                                     ============   =============   ============   ===========

Net Income                                           $    831,093   $     511,465   $  1,849,887   $ 1,602,466
                                                     ============   =============   ============   ===========

Earnings per share amount before cumulative effect
of change in accounting for financial instruments    $       0.79   $        0.46   $       1.95   $      1.48
                                                     ============   =============   ============   ===========

Earnings Per Share                                   $       0.79   $        0.46   $       1.75   $      1.48
                                                     ============   =============   ============   ===========


                                                        Diluted        Earnings          Per          Share
                                                     ---------------------------------------------------------
                                                           Three months ended           Nine months ended
                                                               June 30                       June 30
                                                         2001            2000           2001          2000
                                                     ------------   -------------   ------------   -----------

Weighted average shares for Basic EPS                   1,057,423       1,103,690      1,057,383     1,085,614
Dilutive stock options                                     81,537          65,323         81,633        80,942

                                                     ------------   -------------   ------------   -----------
Weighted Average Shares for Diluted EPS                 1,138,960       1,169,013      1,139,016     1,166,556
                                                     ============   =============   ============   ===========

Net Income before cumulative effect
of accounting change                                 $    831,093   $     511,465   $  2,064,440   $ 1,602,466
                                                     ============   =============   ============   ===========

     Net Income                                      $    831,093   $     511,465   $  1,849,887   $ 1,602,466
                                                     ============   =============   ============   ===========

Earnings per share amount before cumulative effect
of change in accounting for financial instruments    $       0.73   $        0.44   $       1.81   $      1.37
                                                     ============   =============   ============   ===========

Earnings Per Share                                   $       0.73   $        0.44   $       1.63   $      1.37
                                                     ============   =============   ============   ===========

8.       DIVIDENDS

At the Company's April 18, 2001 board meeting, the Directors of the Company declared a $0.15 per share dividend. The dividend was paid May 15, 2001 to all stockholders of record as of May 1, 2001.

9.       CHANGE IN ACCOUNTING FOR DERIVATIVES AND HEDGING ACTIVITY

In June 1998, FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires the recognition of all derivative financial instruments as either assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the asset or liability hedged. Management of the Company adopted the provisions of this statement beginning October 1, 2000.

As permitted by SFAS No. 133, on October 1, 2000, the Company transferred all of its securities from the held-to-maturity portfolio to the available-for-sale and trading portfolios as follows:

                                                             Securities Transferred
                                   -------------------------------------------------------------------------
                                                         Available
                                       Trading           For Sale            Total               Total
Security                           (at fair value)    (at fair value)   (at fair value)     (at book value)
                                   ----------------   ----------------   ---------------    ----------------
Investment securities                  $ 9,642,188       $ 17,621,420      $ 27,263,608        $ 28,666,885
Mortgage-backed-securities                                 10,035,853        10,035,853          10,112,018
                                   ----------------   ----------------   ---------------    ----------------
 Total                                 $ 9,642,188       $ 27,657,273      $ 37,299,461        $ 38,778,903
                                   ================   ================   ===============    ================


As of October 1, 2000, the effect of the transfer of these securities was reported as a cumulative adjustment from a change in accounting principle, net of tax benefits, impacting earnings and other comprehensive income as follows:

                                                                      Adjustment to
                                                  Adjustment              Other
                                                      to              Comprehensive             Total
                                                   Earnings               Income             Adjustments
                                               ------------------    -----------------    ------------------
Investment securities                               $  (339,697)        $ (1,063,580)         $ (1,403,277)
Mortgage-backed securities                                                   (76,165)              (76,165)
                                               ------------------    -----------------    ------------------
  Pre-tax loss                                         (339,697)          (1,139,745)           (1,479,442)
Income tax benefit                                      125,144              419,882               545,026
                                               ------------------    -----------------    ------------------
  Net loss                                          $  (214,553)        $   (719,863)         $   (934,416)
                                               ==================    =================    ==================


The impact to earnings resulted in a loss of $214,553 that was recorded against current operations as of October 1, 2000, as a cumulative adjustment from a change in accounting principle, net of tax benefits. Future changes in fair value for any remaining securities in the trading portfolio will be reflected through current operations. Changes in fair value for any securities in the available-for-sale portfolio will be adjusted through other comprehensive income.


10.      NEW ACCOUNTING STANDARDS

In July of 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets".

Statement No. 141 requires all business combinations to be accounted for using the purchase method of accounting as use of the pooling-of-interests method is prohibited. In addition, this Statement requires that negative goodwill that exists after the basis of certain acquired assets is reduced to zero should be recognized as an extraordinary gain. The provisions of this Statement apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method of accounting for which the acquisition date is July 1, 2001, or later.

Statement No. 142 prescribes that goodwill associated with a business combination and intangible assets with an indefinite useful life should not be amortized but should be tested for impairment at least annually. The Statement requires intangibles that are separable from goodwill and that have a determinable useful life to be amortized over the determinable useful life. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15,2001. Upon adoption of this statement, goodwill and other intangible assets arising from acquisitions completed before adoption of the statement should be accounted for in accordance with the provisions of this statement. This transition provision could require a reclassification of a previously separately recognized intangible to goodwill and vice versa if the intangibles in question do not meet the new criteria for classification as a separately recognizable intangible.

The Company has not determined the effect of these new accounting standards in connection with the proposed merger as described in Note 11.

11.      PROPOSED MERGER

We announced on April 19, 2001, an agreement to enter into a merger of equals with MNB Bancshares, Inc. The proposed merger will be accounted for under the Purchase Method of accounting. MNB Bancshares, Inc is the holding company for Security National Bank based in Manhattan, Kansas. It had total assets of $155 million at June 30, 2001 with branches in Manhattan, Topeka, Osage City, Auburn and Wamego, Kansas. Pursuant to the agreement to merge, Landmark and MNB will merge into a newly formed corporation, Landmark Merger Company, which at the closing of the merger will change its name to Landmark Bancshares, Inc. As a result of the merger, each issued and outstanding share of Landmark common stock will be converted into the right to receive one share of the new company common stock and each issued and outstanding share of MNB common stock will be converted into the right to receive 0.523 of a share of the new company common stock. At the closing of the merger, Landmark Federal Savings Bank will merge with and into Security National Bank, which will change its name to Landmark National Bank. After the merger, it is expected that the combined company's common stock will be traded on the Nasdaq National Market System under the symbol "LARK". We expect the closing date of this merger transaction to occur late in the third quarter or the fourth quarter of this year, subject to stockholder and regulatory approvals.

12.      CORRECTED PRESS RELEASE

On July 24, 2001, the Company issued a press release for the quarter ended June 30, 2001. On August 13, 2001, the Company issued a corrected press release for the same quarter. The amounts as previously reported on July 24, 2001 and revised on August 13, 2001 are set forth below.

                                                                   As
                                                               Previously
                                                                Reported          Increase           Revised
                                                              July 24, 2001      (Decrease)      August 13, 2001
                                                              -------------      ----------      ---------------
Assets                                                        $ 209,873,501      $ (100,000)     $   209,773,501
Stockholders' Equity                                          $  25,473,193      $  (63,000)     $    25,410,193
Interest Income (3 months ended June 30, 2001)                $   4,192,177      $ (100,000)     $     4,092,177
Interest Income (9 months ended June 30, 2001)                $  12,945,356      $ (100,000)     $    12,845,356
Net Income (3 months ended June 30, 2001)                     $     894,094      $  (63,001)     $       831,093
Net Income (9 months ended June 30, 2001)                     $   1,912,889      $  (63,002)     $     1,849,887
Basic Earnings per Share (3 months ended June 30, 2001)       $        0.85      $    (0.06)     $          0.79
Diluted Earnings per Share (3 months ended June 30, 2001)     $        0.78      $    (0.05)     $          0.73
Basic Earnings per Share (9 months ended June 30, 2001)       $        1.81      $    (0.06)     $          1.75
Diluted Earnings per Share (9 months ended June 30, 2001)     $        1.68      $    (0.05)     $          1.63
